EXHIBIT 23.02



                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE SUITE 800
                            ROCKVILLE, MARYLAND 20852


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and the incorporation of our report dated April 3, 2001, in this registration statement (Form SB-2 as amended) of Demand Financial International, Ltd.


/s/ Simon Krowitz Bolin & Associates, P.A.

December 19, 2001